As filed with the Securities and Exchange Commission on December 16, 2005
Registration No. 333-112450

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 7
to
Form S-3
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Wyeth
(Exact name of registrant as specified in its charter)

Delaware	13-2526821
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Five Giralda Farms
Madison, New Jersey 07940
(973) 660-5000
(Address, including zip code and telephone number,
including area code, of registrant’s principal executive offices)

Lawrence V. Stein, Esq.
Senior Vice President and General Counsel
Wyeth
Five Giralda Farms
Madison, New Jersey 07940
(973) 660-5000
(Name, address, including zip code, and telephone number,
including area code, of agent for service)

Copies to:

William M. Haskel, Esq. Wyeth Five Giralda Farms Madison, New Jersey 07940 (973) 660-5000	Joseph H. Kaufman, Esq. Simpson Thacher & Bartlett LLP 425 Lexington Avenue New York, New York 10017 (212) 455-2000

        Approximate date of commencement of proposed sale to the public: This post-effective amendment deregisters those securities that remain unsold hereunder as of the effective date hereof.
        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐
        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:    ☑
        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐
        If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.    ☐
        If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.    ☐

DEREGISTRATION OF SECURITIES
      On February 3, 2004, Wyeth (the “Registrant”) filed a registration statement on Form S-3 (file no. 333-112450) (the “Registration Statement”), as amended by a Pre-Effective Amendment No. 1 filed on May 3, 2004; a Post-Effective Amendment No. 1 filed on August 2, 2004; a Post-Effective Amendment No. 2 filed on November 1, 2004; an Amendment No. 1 to the Post-Effective Amendment No. 2 filed on November 18, 2004; a Post-Effective Amendment No. 3 filed on March 1, 2005; a Post-Effective Amendment No. 4 filed on April 26, 2005; a Post-Effective Amendment No. 5 filed on July 25, 2005; and a Post-Effective Amendment No. 6 filed on October 26, 2005, for the issuance and sale of $1,020,000,000 aggregate principal amount of Floating Rate Convertible Senior Debentures due 2024 (the “Debentures”) and 16,890,214 shares of common stock, par value $0.33 1/3 per share, of the Registrant (the “Common Stock” and together with the Debentures, the “Securities”), initially issuable upon conversion of the Debentures.
      We filed the Registration Statement pursuant to the terms of a registration rights agreement that we entered into with the initial purchasers of the Debentures in a private placement transaction.
      In accordance with the undertaking contained in the Registration Statement pursuant to Item 512(a)(3) of Regulation S-K, pursuant to this Post-Effective Amendment No. 7 we hereby remove from registration all of the aggregate principal amount of the Debentures and the shares of Common Stock issuable upon conversion of the Debentures that remain unsold under the Registration Statement as of the date hereof. We are seeking to deregister these Securities because our obligation to maintain the effectiveness of the Registration Statement pursuant to the registration rights agreement has expired.
SIGNATURES
      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 7 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Madison, State of New Jersey, on December 16, 2005.

Wyeth

By:	/s/ Kenneth J. Martin

Name: Kenneth J. Martin
Title: Executive Vice President and Chief Financial Officer

      Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 7 to the Registration Statement has been signed below by the following persons in the capacities and on the dated indicated.

Signature	Title	Date

Principal Executive Officer:

/s/ Robert Essner* Robert Essner	Chairman of the Board, President and Chief Executive Officer	December 16, 2005

Principal Financial Officer:

/s/ Kenneth J. Martin Kenneth J. Martin	Executive Vice President and Chief Financial Officer	December 16, 2005

Principal Accounting Officer:

/s/ Paul J. Jones* Paul J. Jones	Vice President and Controller	December 16, 2005

Directors:

/s/ Richard L. Carrion* Richard L. Carrion	Director	December 16, 2005

/s/ John D. Feerick* John D. Feerick	Director	December 16, 2005

Frances D. Fergusson, Ph.D.	Director

Victor F. Ganzi	Director

/s/ Robert S. Langer* Robert S. Langer	Director	December 16, 2005

/s/ John P. Mascotte* John P. Mascotte	Director	December 16, 2005

/s/ Mary Lake Polan, M.D., Ph.D., M.P.H.* Mary Lake Polan, M.D., Ph.D., M.P.H.	Director	December 16, 2005

Signature		Title	Date

Gary L. Rogers		Director

Ivan G. Seidenberg		Director

/s/ Walter V. Shipley* Walter V. Shipley		Director	December 16, 2005

/s/ John R. Torell, III* John R. Torell, III		Director	December 16, 2005

*By:	/s/ Kenneth J. Martin Kenneth J. Martin, Attorney-in-Fact	Executive Vice President and Chief Financial Officer	December 16, 2005